Exhibit 10.1

CONTRIBUTION AGREEMENT

Dated as of              , 2014

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	2

ARTICLE II
THE OFFERING AND CONCURRENT TRANSACTIONS

Section 2.1	Sale of the Operating Company	5
Section 2.2	The Offering	5
Section 2.3	Use of the IPO Proceeds	5

ARTICLE III
DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1	Deferred Issuance and Distribution	5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EXMAR; DISCLAIMER

Section 4.1	Representations and Warranties	6
Section 4.2	Disclaimer of Warranties	8

ARTICLE V
FURTHER ASSURANCES

Section 5.1	Further Assurances	9
Section 5.2	Attorney-in-Fact	9

ARTICLE VI
MISCELLANEOUS

Section 6.1	Survival of Representations and Warranties	10
Section 6.2	Taxes	10
Section 6.3	Headings; References, Interpretation	10
Section 6.4	Successors and Assigns	10
Section 6.5	No Third-Party Rights	10
Section 6.6	Counterparts	10
Section 6.7	Governing Law	11
Section 6.8	Severability	11
Section 6.9	Deed; Bill of Sale; Assignment	11
Section 6.10	Amendment or Modification	11
Section 6.11	Integration	11

i

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of         , 2014, is made by and among Exmar NV, a Belgian naamloze vennootschap (“EXMAR”), and Exmar Energy Partners L.P., a Marshall Island limited partnership with a place of business in Hong Kong (the “Partnership”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, prior to the date hereof, EXMAR formed Exmar Energy Hong Kong Ltd. (formerly known as Exmar LNG Hong Kong Limited) (the “Operating Company”) under Chapter 32 of the Laws of Hong Kong for the purposes set forth in the Memorandum of Association of the Operating Company, dated as of September 24, 2007;

WHEREAS, prior to the date hereof, EXMAR formed Exmar General Partner Ltd. (the “General Partner”) under Chapter 622 of the Laws of Hong Kong for the purposes set forth in the Articles of Association of the General Partner, dated as of April 22, 2014;

WHEREAS, prior to the date hereof, EXMAR and the General Partner formed the Partnership pursuant to the Limited Partnership Act of The Republic of the Marshall Islands (the “Marshall Islands LP Act”) for the purposes set forth in the Agreement of Limited Partnership of the Partnership, dated as of September 17, 2014;

WHEREAS, as of the date hereof and prior to the Effective Time:

1.              The General Partner is a wholly-owned subsidiary of EXMAR.

2.              EXMAR owns a 100% limited partner interest in the Partnership and the General Partner owns a non-economic general partner interest in the Partnership.

3.              The Operating Company is a wholly-owned subsidiary of EXMAR.

4.              The Operating Company owns 50% of the equity interests in Excelerate NV, a Belgian naamloze vennootschap and the owner of the Excelerate, a liquefied natural gas regasification vessel (“LNGRV”).

5.              The Operating Company owns 50% of the equity interests in Explorer NV, a Belgian naamloze vennootschap and the owner of the Explorer, a LNGRV.

6.              The Operating Company owns 50% of the equity interests in Express NV, a Belgian naamloze vennootschap and the owner of the Express, a LNGRV.

7.              The Operating Company owns 50% of the equity interests in Excelsior BVBA, a Belgian besloten vennootschap met beperkte aansprakelijkheid and the owner of the Excelsior, a LNGRV.

8.              The Operating Company owns 50% of the equity interests in Solaia Shipping LLC, a Liberian limited liability company and the owner of the Excalibur, a liquefied natural gas carrier (“LNG Carrier”).

9.              The Operating Company owns 100% of the equity interests in Exmar Energy Netherlands BV, a Dutch besloten vennootschap.

WHEREAS, pursuant to this Agreement, the following will occur at the Effective Time:

1.                                      EXMAR will contribute 100% of the equity interests in the Operating Company to the Partnership in exchange for Common Units, Subordinated Units, the Incentive Distribution Rights and the right to receive the Deferred Issuance and Distribution.

2.                                      The Partnership will issue Common Units to the public in an underwritten initial public offering (the “Offering”) in exchange for $           (the “IPO Proceeds”).

3.                                      The Partnership will use a portion of the IPO Proceeds to pay (a) underwriting discounts and commissions and structuring fees of $             million and (b) other transaction expenses incurred in connection with the Offering of approximately $            million.

4.                                      The Partnership will use $          million of the IPO Proceeds to make a loan to Exmar Netherlands BV in exchange for a note bearing interest at a rate of LIBOR plus 4.0% per annum, which is repayable on demand (the “Demand Note”);

5.                                      The Partnership will use (a) $     million of the IPO Proceeds to repay debt outstanding under the Excelerate Credit Facility (as defined herein) and (b) $2.3 million to pay refinancing fees.

6.                                      The Partnership will retain $    million of the IPO Proceeds for general partnership purposes.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. The following defined terms have the meanings given below:

“Agreement” has the meaning set forth in the opening paragraph of this Agreement.

“Attorney-in-Fact” has the meaning set forth in Section 5.2.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Deferred Issuance and Distribution” has the meaning set forth in the Partnership Agreement.

“Demand Note” has the meaning set forth in the Recitals of this Agreement.

“Effective Time” means          a.m., New York City Time, on               , 2014.

“Excelerate Credit Facility” means the Deed of Accession, Amendment and Restatement, dated January 9, 2009, by and between Exmar LNG Holding NV, Exmar NV, Excelerate NV, Exmar Shipmanagement NV, DNB NOR Bank ASA and the other parties thereto, relating to a loan agreement dated May 12, 2005, as amended.

“EXMAR” has the meaning set forth in the opening paragraph of this Agreement.

“Financing Agreements” means agreements listed on Schedule A hereto.

“Firm Units” means Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding Option Units.

“General Partner” has the meaning set forth in the Recitals of this Agreement.

“Incentive Distribution Rights” means the incentive distribution rights of the Partnership having the rights set forth in the Partnership Agreement.

“IPO Proceeds” has the meaning set forth in the Recitals of this Agreement.

“Laws” has the meaning set forth in Section 4.1(c).

“LNG Carrier” has the meaning set forth in the Recitals of this Agreement.

“LNGRV” has the meaning set forth in the Recitals of this Agreement.

“Marshall Islands LP Act” has the meaning set forth in the Recitals of this Agreement.

“Offering” has the meaning set forth in the Recitals of this Agreement.

“Operating Company” has the meaning set forth in the Recitals of this Agreement.

“Option Units” means Common Units that the Partnership has agreed to issue upon exercise of the Over-Allotment Option.

“Over-Allotment Option” means the number of Common Units equal to 15% of the Firm Units, which the Partnership has agreed to sell to the Underwriters, at their option, to cover over-allotments in connection with the Offering.

“Partnership” has the meaning set forth in the opening paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof.

“Party” or “Parties” has the meaning set forth in the opening paragraph of this Agreement.

“Registration Statement” means the Partnership’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission (Registration No. 333-198923), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Transferred Subsidiaries” means collectively the Operating Company, Excelerate NV, Explorer NV, Express NV, Solaia Shipping LLC, Excelsior BVBA and Exmar Energy Netherlands BV.

“Underwriters” means the underwriters listed in Schedule 1 to the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement, dated                 , 2014, among EXMAR, the General Partner, the Partnership, the Operating Company and the J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed in Schedule 1 to thereto.

“Vessels” means an LNGRV or LNG Carrier owned by Excelerate NV, Explorer NV, Express NV, Solaia Shipping LLC and Excelsior BVBA.

ARTICLE II

THE OFFERING AND CONCURRENT TRANSACTIONS

As of the Effective Time, the following transactions will be completed in the order set forth below:

Section 2.1            Sale of the Operating Company. EXMAR hereby (a) sells, assigns and contributes to the Partnership 100% of the equity interests in the Operating Company in exchange for               Common Units,                Subordinated Units, the Incentive Distribution Rights and the Deferred Issuance and Distribution Rights.

Section 2.2            The Offering. The Partnership shall issue               Common Units to the public in the Offering pursuant to the Underwriting Agreement, in exchange for the IPO Proceeds.

Section 2.3            Use of the IPO Proceeds.

(a)                                 The Partnership shall use a portion of the IPO Proceeds to pay (i) underwriting discounts and commissions and structuring fees of $          million and (ii) other transaction expenses incurred in connection with the Offering of approximately $          million.

(b)                                 The Partnership shall use $          million of the IPO Proceeds to make a loan to Exmar Netherlands BV in exchange for the Demand Note.

(c)                                  The Partnership shall use (i) $           million of the IPO Proceeds to repay debt outstanding under the Excelerate Credit Facility and (ii) $2.3 million of the IPO Proceeds to pay refinancing fees.

(d)                                 The Partnership shall retain $           million of the IPO Proceeds for general partnership purposes.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1            Deferred Issuance and Distribution. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to EXMAR a number of additional Common Units that is equal to the excess, if any, of (a) the total number of Option Units over (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option.  Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to EXMAR an amount of cash equal to the proceeds therefrom net of the underwriters’ discount and structuring fees of each such exercise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EXMAR; DISCLAIMER

Section 4.1            Representations and Warranties. EXMAR hereby represents and warrants that:

(a)           Each of the Transferred Subsidiaries has been duly formed or incorporated, is validly existing, is in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority to operate its assets and conduct its business as described in the Registration Statement.

(b)           The execution and delivery of this Agreement, and all documents, instruments and agreements required to be executed and delivered by EXMAR pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, has been duly authorized by all necessary action on the part of EXMAR. Furthermore, this Agreement has been duly executed and delivered by EXMAR and constitutes a legal, valid and binding obligation of EXMAR, enforceable in accordance with the terms of this Agreement, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

(c)           The execution, delivery and performance by EXMAR of this Agreement will not (i) conflict with, result in any violation of or constitute a breach of any of the terms or provisions of, (ii) result in the acceleration of any obligation under or (iii) constitute a default under any provision of (A) the certificate of formation, certificate of incorporation, agreement of limited partnership, limited liability company agreement, memorandum and articles of association, bylaws or other organizational documents of EXMAR or any of the Transferred Subsidiaries; (B) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which Exmar or any of the Transferred Subsidiaries is a party, is subject or by which any of the assets of EXMAR or any of the Transferred Subsidiaries is bound; (C) any applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (collectively, “Laws”); or (D) any time charter to which any of the Transferred Subsidiaries is a party or any material provision of any material contract to which EXMAR or any of the Transferred Subsidiaries is a party or by which any of the assets of EXMAR or any of the Transferred Subsidiaries is bound.

(d)           Except as has already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental Laws or regulations, is required in connection with the execution and delivery by EXMAR of this Agreement or the consummation by EXMAR of the transactions contemplated hereunder.

(e)           All of the issued and outstanding equity interests of each Transferred Subsidiary are duly authorized, validly issued in accordance with the articles of association, articles of incorporation, bylaw, limited liability company agreement or other organizational document of such Transferred Subsidiary and fully paid and non-assessable.

(f)            EXMAR owns 100% of the equity interests in the Operating Company. The Operating Company owns (i) 50% of the equity interest in each of Excelerate NV, Explorer NV, Express NV, Excelsior BVBA and Solaia Shipping L.L.C. and (ii) 100% of the equity interests in Exmar Energy Netherlands BV.  EXMAR or the Operating Company, as applicable, has good and marketable title to such equity interests, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under the Financing Agreements.

(g)           There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the Partnership to acquire the Operating Company or the assets of the Operating Company or any of the Transferred Subsidiaries, that has not been waived, other than (i) as set forth in the purchase option agreement, dated December 6, 2007, between Solaia Shipping Inc. and Excelerate Energy LP, relating to the Excalibur and (ii) as set forth in the vessel option agreement, dated January 24, 2014, between Exmar NV, Excelerate Energy LP and Excelerate NV, relating to the Explorer, Express and Excelerate.

(h)           Correct and complete copies of the organizational documents of each Transferred Subsidiary (as amended to the date of this Agreement) and each time charter to which any Transferred Subsidiary is a party have been made available to the Partnership.

(i)            Each time charter to which any Transferred Subsidiary is a party is a valid and binding agreement of such subsidiary, enforceable in accordance with its terms and, to EXMAR’s knowledge, of all other parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, winding up, reorganization, reconstruction and other similar Laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

(j)            As applicable, and except as described in the Registration Statement, each Transferred Subsidiary has fulfilled all material obligations required pursuant to its respective time charter to have been performed by it prior to the date of this Agreement and has not waived any material rights thereunder. No material default or breach exists in respect thereof on the part of any such subsidiary or, to the knowledge of EXMAR, any of the other parties thereto. To the knowledge of EXMAR, no event has occurred that, after giving of notice or the lapse of time, or both, would constitute such a material default or breach.

(k)           Except for such liabilities, debts, obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of floating liquefied natural gas infrastructure assets of the same type as the Vessels in the ordinary course of business, and except as otherwise described in the Registration Statement, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against the Transferred Subsidiaries or any of the assets owned by the Transferred Subsidiaries other than those arising under or in connection with the Financing Agreements.

(l)            Each Vessel is (i) adequate and suitable for use by the applicable Transferred Subsidiary in such subsidiary’s business as presently conducted by it in all material respects as described in the Registration Statement, ordinary wear and tear excepted, (ii) in good running order and repair, (iii) insured against all risks, and in amounts, consistent with common industry practices, (iv) in compliance with applicable Laws and regulations, (v) duly registered under the flag set forth opposite such Vessel’s name on Schedule B hereto and (vi) in compliance in all material respects with the requirements of its present class and classification society. All class certificates of each Vessel are clean, valid and free of overdue recommendations affecting class.

Section 4.2            Disclaimer of Warranties. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, NONE OF THE PARTIES DOES MAKE AND EACH PARTY SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE TRANSFERRED SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF ITS ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING, WITHOUT LIMITATION, ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS) OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF THE TRANSFERRED SUBSIDIARIES, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF THE TRANSFERRED SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE TRANSFERRED SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION 4.2 SURVIVES THE

CONTRIBUTION AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 4.2 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF THE TRANSFERRED SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

ARTICLE V

FURTHER ASSURANCES

Section 5.1            Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully and effectively to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 5.2            Attorney-in-Fact. EXMAR hereby constitutes and appoints Patrick De Brabandere, Sven Smeulders, Karel Stes and Mathieu Verly (each, the “Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of EXMAR and its successors and assigns, and for the benefit of the Attorney-in-Fact (a) to demand and receive from time to time the interests conveyed by this Agreement (or intended so to be), (b) to execute in EXMAR’s name and its successors and assigns instruments of conveyance or instruments of further assurance, (c) to give receipts and releases in respect of the same, and (d) from time to time to institute and prosecute in EXMAR’s name for the benefit of the Attorney-in-Fact any and all proceedings at Law, in equity or otherwise that the Attorney-in-Fact deems proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to such interests, (ii) defend and compromise any and all actions, suits or proceedings in respect of such interests and (iii) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact deems advisable. EXMAR hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest, and are and will be irrevocable and perpetual and will not be terminated by any act of EXMAR or its successors or assigns or by operation of Law.

ARTICLE VI

MISCELLANEOUS

Section 6.1            Breaches of Representations and Warranties. The Partnership may bring claims against EXMAR for breaches of representations and warranties of EXMAR in this Agreement, and in or under any documents, instruments and agreements delivered pursuant to this Agreement for a period of one year from the date of this Agreement, regardless of any independent investigations that the Partnership may make or cause to be made, or knowledge it may have, prior to the date of this Agreement. At the end of such period, no new claim may be brought by the Partnership against EXMAR in respect of such representations and warranties.

Section 6.2            Taxes. The Partnership shall pay any and all sales, use and similar taxes and stamp duty arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.

Section 6.3            Headings; References, Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including, without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules attached hereto, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, include all other genders, and the singular includes the plural and vice versa. The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.4            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.5            No Third-Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to, and do not create, rights in any other person or confer upon any other person any benefits, rights or remedies. No person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.6            Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts will be construed together and constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format will be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 6.7            Governing Law. This Agreement is governed by, and construed in accordance with, the Laws of [the state of New York, United States of America], applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict-of-Law principles thereof [other than Section 5-1401 of the New York General Obligations Law], except to the extent that it is mandatory that the Law of some other jurisdiction applies.

Section 6.8            Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entirety of this Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.9            Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 6.10          Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument will be reduced to writing and designated on its face as an amendment to this Agreement.

Section 6.11          Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or will be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

EXMAR NV

By:
Name:
Title:

EXMAR ENERGY PARTNERS LP

By:
Name:
Title:

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CONTRIBUTION AGREEMENT

SCHEDULE A

Financing Agreements

1.             Demand Note, dated        , 2014, between Exmar Netherlands BV and Exmar Energy Partners LP;

2.             Credit Agreement, dated           , 2014, between Exmar NV and Exmar Energy Partners LP;

3.             Bondholders Agreement, dated September 27, 2005, between Exmar NV and Taurus Charitable Income Trust, as amended

4.             Facility Agreement, dated October 11, 2010, between Excelerate Energy LP, Exmar NV, Excelerate NV and DSME 2237 ApS, as amended

5.             Loan Agreement, dated           , 2014, between Exmar Energy Netherlands BV and Explorer NV

6.             Amended and Restated Loan Agreement, dated May 5, 2006, between GKFF Finance B.V. and Explorer NV

7.             Loan Agreement, dated           , 2014, between Exmar Energy Netherlands BV and Express NV

8.             Amended and Restated Loan Agreement, dated May 5, 2006, between GKFF Finance B.V. and Express NV

9.             Amended and Restated Excelerate Credit Facility

10.                               Amended and Restated Term Facility Agreement, dated           , 2014, by and between Exmar NV, Exmar Energy Hong Kong Limited, Citigroup Global Markets Limited and DNB Nor Bank ASA, relating to a facility agreement dated as of         , 2014

11.          Excalibur and Excelsior Credit Agreement

12.          Working Capital Facility Agreement, dated           , 2014, between Exmar Energy Netherlands BV and Explorer NV

SCHEDULE A
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CONTRIBUTION AGREEMENT

SCHEDULE B

Subsidiary	Jurisdiction of Registration	Vessel	Flag
Excelerate NV	Belgium	Excelerate	Belgium
Explorer NV	Belgium	Explorer	Belgium
Express NV	Belgium	Express	Belgium
Excelsior BVBA	Belgium	Excelsior	Belgium
Solaia Shipping L.L.C.	Liberia	Excalibur	Belgium

SCHEDULE B
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CONTRIBUTION AGREEMENT